Milliman Variable Insurance Trust 485BPOS

Exhibit 99(h)(xi)

FEE WAIVER AGREEMENT

Milliman Variable Insurance Trust

This Agreement (“Agreement”) is made by Milliman Financial Risk Management LLC (the “Adviser”), investment adviser to the series of Milliman Variable Insurance Trust (the “Trust”) identified on Appendix A (each, a “Fund,” and collectively, the “Funds”), effective as of August 10, 2022.

WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as an open-end management company of the series type, and each Fund is a separate series of the Trust; and

WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement (the “Advisory Agreement”), pursuant to which the Adviser provides investment advisory services to each Fund for compensation based on the value of the average daily net assets of that Fund; and

WHEREAS, the Adviser has determined that it is appropriate and in the best interests of each Fund and its shareholders to waive a portion of the Adviser’s management fee in an amount equal to a Fund’s acquired fund fees and expenses.

NOW, THEREFORE, by execution of this Agreement, intending to be legally bound hereby, the Adviser agrees as follows:

1.	Fee Waiver.

With respect to each Fund, the Adviser hereby agrees to waive a portion of the Fund’s management fee in an amount equal to the Fund’s acquired fund fees and expenses for a period to commence on August 10, 2022 and continue through April 29, 2024.

2.	Termination of Agreement.

(a)           This Agreement may be terminated during the term of the Agreement by the Adviser or the Trust, without payment of any penalty, upon ninety (90) days prior written notice to the other at its principal place of business; provided that, in the case of termination by the Trust, such action shall be authorized by resolution of a majority of the Board of Trustees of the Trust (the “Board”) and a majority of the Trustees of the Trust who (i) are not “interested persons” of the Trust or any other party to this Agreement, as defined in the 1940 Act, and (ii) have no direct or indirect financial interest in the operation of this Agreement, or by a vote of a majority of the outstanding voting securities of the Trust. Any termination pursuant to this paragraph 2(a) shall become effective on the date as specifically agreed upon by the Adviser and the Trust.

(b)           Notwithstanding Section 2(a) of this Agreement, the Adviser may not terminate or modify this Agreement without requesting and receiving approval of the Board.

IN WITNESS WHEREOF, the Adviser has caused this Agreement to be effective as of the day and year first above written.

Milliman Financial Risk Management LLC

	By:	/s/Maria Schiopu
Maria Schiopu, Principal & Senior Director

	Date:	August 9, 2022

ACCEPTED BY:	Milliman Variable Insurance Trust, on behalf of the Funds

	By:	/s/Adam Schenck
Adam Schenck, President

	Date:	August 9, 2022

APPENDIX A

Funds

Milliman 1-Year Buffered S&P 500 with Spread Outcome Strategy

1.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Sep

2.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Oct

3.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Nov

4.	Milliman 1-Year Buffered S&P 500 with Spread Outcome Fund - Dec

Milliman 1-Year Floored S&P 500 with Par Up Outcome Strategy

5.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Sep

6.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Oct

7.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Nov

8.	Milliman 1-Year Floored S&P 500 with Par Up Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Strategy

9.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Sep

10.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Oct

11.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Nov

12.	Milliman 1-Year Buffered S&P 500 & Nasdaq with Stacker Cap Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Strategy

13.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Sep

14.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Oct

15.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Nov

16.	Milliman 1-Year Buffered S&P 500 & Russell 2000 with Stacker Cap Outcome Fund - Dec

Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Strategy

17.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Sep

18.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Oct

19.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Nov

20.	Milliman 1-Year Buffered S&P 500 & MSCI EAFE with Stacker Cap Outcome Fund - Dec

Milliman 6-Year Buffered S&P 500 with Par Up Outcome Strategy

21.	Milliman 6-Year Buffered S&P 500 with Par Up Outcome Fund - Oct (I)

Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Strategy

22.	Milliman 6-Year Parred Down S&P 500 with Par Up Outcome Fund - Oct (I)

Milliman 6-Month Buffered S&P 500 with Trigger Outcome Strategy

23.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jan/Jul

24.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Feb/Aug

25.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Mar/Sep

26.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Apr/Oct

27.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - May/Nov

28.	Milliman 6-Month Buffered S&P 500 with Trigger Outcome Fund - Jun/Dec

A-1